UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

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Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

TRULI MEDIA GROUP, INC.

(Name of Registrant as Specified In Its Charter)

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TRULI MEDIA GROUP, INC.

515 CHALETTE DRIVE, BEVERLY HILLS, CALIFORNIA 90210

(310) 274-0224

INFORMATION STATEMENT

We Are Not Asking You For A Proxy And You Are Requested Not To Send A Proxy.

You are not being asked to approve anything. This Information Statement is being provided to you solely for your information.

GENERAL INFORMATION

Why am I receiving these materials?

This Information Statement is mailed or furnished to holders of record of the outstanding common stock of Truli Media Group, Inc., a Delaware corporation (the "Company"), in connection with the action by written consent of stockholders taken without a meeting to approve an increase in the number of the Company's authorized shares of common stock, $.0001 par value per share (the "Increase") which is described in this Information Statement. You are urged to read this Information Statement carefully and in its entirety for a description of the Increase.

The date of this Information Statement is December [_______], 2015 and is first being mailed on or about December [_____], 2015. Pursuant to the Delaware General Corporation Law (the "DGCL"), the Company is required to provide prompt notice to the stockholders who have not consented in writing.

The Board is not soliciting your proxy or consent in connection with the Increase.

What action was taken by written consent?

We obtained written consent by the holders of the majority of the voting power of the Company's capital stock (the "Majority Stockholders"), approving the amendment to and restatement of the Company's Certificate of Incorporation (the "Certificate") to amend the Certificate to increase the number of authorized shares of common stock from 100,000,000 to 250,000,000 shares. No action was taken with respect to any issued and outstanding shares of common stock, nor was any change made to the Company’s preferred stock.

When is the record date?

The close of business on December 14, 2015 is the record date (the "Record Date") chosen for the determination of stockholders entitled to consent and to receive this Information Statement.

What constitutes the voting power of the Company?

On the Record Date, the date we received the consent of the holders of more than a majority of our outstanding voting power, there then being 2,553,990 shares of common stock outstanding. There were no shares of preferred stock outstanding on the Record Date.

What vote was obtained to approve the amendment to the Certificate of Incorporation described in this Information Statement?

In accordance with Sections 228 and 242 of the DGCL, if the Board adopts a resolution to amend the Certificate, an affirmative vote of a majority of the outstanding voting power entitled to vote is required. On December 14, 2015, the Board adopted this resolution. Also on December 14, 2015 stockholder approval was obtained through the written consent of our Majority Stockholders. Of the total outstanding voting power, the Majority Stockholders holding 1,308,878 votes or 51.2% of the outstanding voting power, executed a written consent to effectuate the Increase in the Company's number of authorized shares of common stock.

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Therefore, a special meeting of the stockholders to approve the Increase is unnecessary. If stockholders had been provided an opportunity to vote at a meeting, an affirmative vote of a majority of the outstanding voting power would also have been required.

When will the Increase become effective?

It will become effective on the date of filing of a Certificate of Amendment to our Certificate with the office of the Secretary of State of the State of Delaware.

Who is paying the cost of this Information Statement?

The entire cost of furnishing this Information Statement will be paid by the Company.

Does any person have an interest in the adoption of the Increase?

No security holders receive an extra or special benefit not shared on a pro-rata basis by all other holders of the same class.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT AN INCREASE IN OUR
AUTHORIZED SHARES OF COMMON STOCK

Overview

Our Board and the Majority Stockholders have approved an amendment to our Certificate to effect the Increase. The Board has determined that it is in the Company's and the stockholders' best interests to effectuate the Increase. The Increase will have no effect on the par value of our common stock or on any outstanding shares of common stock. No fractional shares will be issued in connection with the Amendment. Our common stock is currently quoted on the OTC Markets, Inc. (OTC Pink) under the symbol "TRLI". The proposed form of amendment to our Certificate to implement the Increase is attached to this Information Statement as Appendix A.

Purpose of the Increase

The purpose of the change in the number of the authorized shares of our common stock from 100,000,000 shares to 250,000,000 shares is to accommodate the issuance of a convertible promissory note which, at present, is convertible into approximately 97,796,695 shares of the Company’s common stock and to provide the Company with sufficient flexibility to issue additional shares of common stock thereafter.

Risks and Effects of the Increase

The Company does not foresee any risks with respect to the Increase. The Increase should not result in any effect to our stock price or market capitalization. Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Increase will not affect the registration of the common stock under the Exchange Act or our obligation to publicly file financial and other information with the Securities and Exchange Commission. Once the Increase is implemented, our common stock will continue to trade on the OTC Pink Market.

All issued and outstanding shares of common stock after the Increase will be fully paid and non-assessable. The Increase will not change any of the other terms of our common stock. The shares of common stock after the Increase will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of common stock prior to the Increase.

Procedure for Implementing the Increase

The Increase will become effective upon the filing of a Certificate of Amendment to our Certificate with the Secretary of State of the State of Delaware.

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Payment for Fractional Stocks

There will be no need to issue fractional shares of common stock as a result of the Increase.

No Appraisal Rights

Stockholders have no rights under DGCL or under our charter documents to exercise dissenters' rights of appraisal with respect to the Increase.

Voting Securities and Principal Holders Thereof

The following table sets forth the number of shares of our common stock beneficially owned as of the Record Date by: (i) those persons known by us to be owners of more than 5% of our common stock; (ii) each director; (iii) our named executive officers for fiscal 2015; and (iv) all of our executive officers and directors as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o Truli Media Group, Inc., 515 Chalette Drive, Beverly Hills CA 90210.

			Common Stock Shares Underlying
Name and Address of Beneficial Owner (1)	Shares		Convertible Securities (2)	Total	Percent of Class (2)
Directors and named Executive Officers
Michael Jay Solomon	1,308,878	(3)		1,308,878	51.2%
Martin Pompadur	-		6,000	6,000	*
All directors and executive officers as a group (2 persons)	1,308,878		6,000	1,314,878	51.5%
Beneficial Owners of 5% or more
Ryan Tedder (4)	188,680			188,680	7.4%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are 2,553,990 shares of common stock issued and outstanding as of the Record Date.

(3)	Includes 864,878 shares owned directly by Michael Jay Solomon and 444,000 shares owned by Solomon Family Trust dated December 21, 1989.

(4)	45 Broadway, 32nd Floor, New York, New York 10006

*	Less than one percent.

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Where You Can Find More Information

You can read and copy any materials that the Company files with the Securities and Exchange Commission at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access via the Internet at www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Delivery of Documents to Security Holders Sharing an Address

If you and one or more stockholders share the same address, it is possible that only one Information Statement will be delivered to your address. Any registered stockholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may call the Company at (310) 274-0224 or mail a request to receive separate copies to Truli Media Group, Inc., 515 Chalette Drive, Beverly Hills CA 90210, Attention: Corporate Secretary, and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

By Order of the Board of Directors

/s/ Michael Jay Solomon
Michael Jay Solomon
Chief Executive Officer

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Appendix A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TRULI MEDIA GROUP, INC.

ARTICLE I

The name of this Corporation is Truli Media Group, Inc. (this “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the state of Delaware is 2140 S Dupont Highway, Camden, county of Kent, Delaware, 19934. The name of its registered agent there is Paracorp Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE IV

The authorized capital stock of the Corporation shall consist of: (i) two hundred fifty million (250,000,000) shares of Common Stock having a par value of $0.0001 per share, and (ii) ten million (10,000,000) shares of “blank check” Preferred Stock having a par value of $0.0001 per share. Authority is hereby expressly granted to the board of directors (“Board”) of the Corporation to fix by resolution or resolutions any of the designations, powers, preferences and rights, and any of the qualifications, limitations or restrictions which are permitted by the DGCL in respect of any class or classes of Preferred Stock or any series of any class of Preferred Stock of the Corporation.

ARTICLE V

The Board shall have the power to adopt, amend or repeal the Bylaws.

ARTICLE VI

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, provided that this provisions shall not eliminate or limit the liability of a director under applicable law: (i) for any breach of the director’s loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of the law; (iii) for unlawful payment of dividend or unlawful stock purchase or redemption as such liability is imposed under Section 174 of the DGCL; or (iv) for any transaction from which the officer or director derived an improper personal benefit. No amendment to appeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been duly authorized and is being executed by an authorized officer of the Corporation on this ____ day of December, 2015.

By:	/s/ Michael Jay Solomon
Chief Executive Officer
Truli Media Group, Inc.